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HENLEY HEALTHCARE, INC.                                             NEWS RELEASE

COMPANY CONTACT
Len de Jong, President
011-31-15-269-8400


FOR IMMEDIATE RELEASE

HENLEY HEALTHCARE ANNOUNCES SALE OF U. S. ASSETS, NEW DIRECTORS

SALE OF U.S. ASSETS AND TERMINATION OF U.S. EMPLOYEES

     SUGAR LAND, TEXAS, APRIL 5, 2001 - HENLEY HEALTHCARE, INC. (OTCBB: HENL)
As previously reported, the Company has defaulted on its indebtedness owed to Comerica Bank - Texas. Comerica Bank - Texas has now foreclosed on substantially all of the Company's U.S. operating assets, and those assets have been sold to a third party for approximately $900,000. The proceeds of this sale have been used to reduce the indebtedness owed by the Company to Comerica Bank. These assets include but are not limited to Fluidotherapy, Cybex, Tru-Trac and the MicroLight Laser 830. The Company anticipates that Comerica Bank will also foreclose on and sell the Company's Sugar Land and Belton facilities and its accounts receivable in the near future. The proceeds from those sales will also be used to reduce the Company's indebtedness to Comerica Bank.

     In addition to the remaining indebtedness owed to Comerica Bank, the Company has a substantial amount of outstanding indebtedness owed to Maxxim Medical and unpaid vendors. In addition the Company may incur significant monetary penalties under the terms of its Series B and C Preferred Stock due to the delisting of its common stock. The Company is actively seeking additional equity or debt financing, and is discussing with Comerica, Maxxim and its vendors a restructuring of the Company's indebtedness. Such restructuring may include the issuance of equity securities to repay its outstanding indebtedness. Any such issuance of equity securities will substantially dilute the interest of the Company's current shareholders. There can be no assurances that such restructuring or equity financing will occur. In the event the Company is unable to quickly

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restructure its outstanding indebtedness and secure additional financing, the
Company will not have the funds to satisfy its obligations and may be required to seek protection under the federal bankruptcy laws.

     Due to the Company's financial situation, all of its U. S. employees have been terminated. In addition, until the Company can obtain financing and retain an accounting staff, the Company does not expect that it will be possible to file its annual report on Form 10-K.

The Company also announced that the Board of Directors has appointed Len de Jong as Chairman effective March 27, 2001. Mr. de Jong was previously appointed a director and President. Mr. de Jong also serves as the President and Chief Executive Officer of the Company's subsidiary, Enraf-Nonius B. V. Enraf- Nonius, which is located in Delft, The Netherlands, and is a worldwide producer and supplier of products and services in the field of physiotherapy and active rehabilitation. Mr. de Jong replaced Dr. Pedro A. Rubio who resigned as a director and as Chairman on March 27, 2001.

     At the March 27 meeting, the Board also elected Mr. Tom Doodtkorte and Mr. John Van Groningen, as directors. Messrs. Doodtkorte and Van Groningen are also employed by Enraf- Nonius. In addition, Dr. Pedro Rubio, Terry Manning and Gabe Shaheen resigned as directors at the March 27 meeting. Prior to that meeting, Walt Cunningham and James Sturgeon also resigned as directors, and Mr. Sturgeon also resigned as CFO of the Company.

FORWARD LOOKING STATEMENTS

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated, including the risks and uncertainties set forth from time to time in the Company's public reports and filings and other public statements. Readers are cautioned to consider these risks and uncertainties and not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.